SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

(Date of report)	April 24, 2006
(Date of earliest event reported)	April 20, 2006

ONEOK, Inc.

(Exact name of registrant as specified in its charter)

Oklahoma	001-13643	73-1520922
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

100 West Fifth Street; Tulsa, OK

(Address of principal executive offices)

74103

(Zip code)

(918) 588-7000

(Registrant's telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

[] Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[] Soliciting material pursuant to Rule 14a-12 under the Securities Act (17 CFR 240.14a-12)

[] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

On April 20, 2006, we announced an increase in the quarterly dividend paid on our common stock by seven percent to 30 cents per share of common stock. The dividend is payable May 15, 2006, to shareholders of record at the close of business May 1, 2006. The previous quarterly dividend payment was 28 cents a share. A copy of the press release announcing our first quarter 2006 dividend is attached as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits
Exhibits
99.1 Press release issued by ONEOK, Inc April 20, 2006.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ONEOK, Inc.

Date:	April 24, 2006	By:	/s/ Jim Kneale
Jim Kneale
Executive Vice President -- Finance and Administration and Chief Financial Officer (Principal Financial Officer)

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